ADMA Biologics Enters Into $72.5 Million Loan Facility with Perceptive Advisors

Provides Funding to Support Ongoing Activities Including Inventory Ramp, Plant Expansion, Product Launch and Plasma Collection Center Development

RAMSEY, N.J. and BOCA RATON, FL., – February 12, 2019 – ADMA Biologics, Inc. (NASDAQ: ADMA) (“ADMA” or the “Company”), a vertically integrated commercial biopharmaceutical and specialty immunoglobulin company that manufactures, markets and develops specialty plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases, announces that it has entered into a senior secured term loan facility with Perceptive Advisors (“Perceptive”) for up to $72.5 million under two funding tranches. The first loan facility tranche from Perceptive of $45 million was used to prepay ADMA’s former senior secured credit facility of $30 million in full plus associated costs and fees. The second loan facility tranche from Perceptive of $27.5 million is predicated on United States Food and Drug Administration (“FDA”) approval of either the BIVIGAM® Prior Approval Supplement or the RI-002 Biologics License Application and is available at ADMA’s election through June 30, 2020, with a minimum draw down of $10 million. The Perceptive loan facility provides for an interest only period through the entire duration of the loan facility maturing in March 2022, as well as a more favorable interest rate as compared to ADMA’s former senior secured credit facility. Additionally, the new Perceptive loan facility does not include any back-end fees.

“This funding from Perceptive comes at an opportune time for ADMA as we continue to move forward seeking approval for our immunoglobulin products BIVIGAM® and RI-002,” stated Adam Grossman, President and Chief Executive Officer of ADMA. “As an existing equity holder in ADMA, Perceptive has an appreciable understanding of our business, and we believe that providing this loan facility demonstrates their confidence in our business and future prospects. This access to capital, combined with the potential FDA approvals of our product candidates, will allow us to increase our manufacturing activities, initiate building additional plasma collection centers, and prepare for the potential commercialization of BIVIGAM® and RI-002 this year.”

“Perceptive shares ADMA’s vision of developing specialty immunoglobulin therapeutics, and is pleased to provide additional capital to support the Company’s product launch plans and growth strategy,” stated Sam Chawla, Portfolio Manager at Perceptive. “The Company has made significant progress since acquiring the Boca Raton, FL manufacturing facility in 2017, including the improvement of the facility’s compliance status and obtaining new intellectual property for its proprietary product candidates. We look forward to ADMA’s progress, and our ability to fund the Company to drive important business objectives.”

The Perceptive credit agreement has an interest only term with a maturity date of March 1, 2022. Borrowings under the Perceptive credit agreement bear interest at a rate per annum equal to 7.5% plus the greater of one-month LIBOR and 3.5%. ADMA will also issue a warrant to Perceptive priced at a 115% premium to purchase 1,360,000 shares of the Company’s common stock.

The debt financing disclosed in this press release is not all inclusive and, as such, the statements in this press release are qualified in their entirety by reference to the description of the debt financing transaction and corresponding exhibits which are included in a Current Report on Form 8-K filed concurrently with this press release by ADMA with the Securities and Exchange Commission.

About ADMA Biologics, Inc. (ADMA)
ADMA Biologics is a vertically integrated commercial biopharmaceutical company that manufactures, markets and develops specialty plasma-based biologics for the treatment of Primary Immune Deficiency Disease (“PIDD”) and the prevention and treatment of certain infectious diseases. ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease, or who may be immune-compromised for other medical reasons. ADMA has received U.S. Patents 9,107,906, 9,714,283, 9,815,886 and 9,969,793 related to certain aspects of its lead product candidate, RI-002. For more information, please visit www.admabiologics.com.

About Perceptive Advisors

Founded in 1999 and based in New York, NY, Perceptive Advisors is an investment management firm with over $3 billion in assets whose activities are focused on supporting the progress of the life sciences industry by identifying opportunities and directing financial resources to the most promising technologies in healthcare.  For more information about Perceptive, visit www.perceptivelife.com.

About BIVIGAM®

BIVIGAM® is an intravenous immune globulin indicated for the treatment of primary humoral immunodeficiency. This includes, but is not limited to, agammaglobulinemia, common variable immunodeficiency, Wiskott-Aldrich syndrome and severe combined immunodeficiency. These primary immunodeficiencies (“PI”) are a group of genetic disorders. Initially thought to be very rare, it is now believed that as many as 250,000 people in the U.S. have some form of PI. BIVIGAM® contains a broad range of antibodies similar to those found in normal human plasma. These antibodies are directed against bacteria and viruses, and help to protect PIDD patients against serious infections. BIVIGAM® is a purified, sterile, ready-to-use preparation of concentrated polyclonal Immunoglobulin (“IgG”) antibodies. Antibodies are proteins in the human immune system that work to defend against infections and disease. FDA’s initial approval for BIVIGAM® was received by Biotest Pharmaceuticals Corporation (“BPC” or “Biotest”) on December 19, 2012, and production of BIVIGAM® was halted by Biotest in December 2016. ADMA Biologics obtained ownership and all rights, title and interest in BIVIGAM® on June 6, 2017 as part of the Biotest Therapy Business Unit (“BTBU”) asset acquisition and resumed the production of BIVIGAM during the fourth quarter of 2017.

About RI-002

ADMA's lead portfolio product candidate, RI-002, which has demonstrated positive Phase III pivotal clinical trial data, is a specialty plasma-derived, polyclonal, intravenous immune globulin (“IVIG”) derived from human plasma containing naturally occurring polyclonal antibodies (e.g., Streptococcus pneumoniae, H. influenza type B, cytomegalovirus (“CMV”), measles, tetanus, etc.) as well as plasma from donors tested to have high levels of neutralizing antibodies to respiratory syncytial virus (“RSV”). ADMA is pursuing an indication for the use of this specialty polyclonal IVIG product for treatment of patients diagnosed with PIDD. Polyclonal antibodies are the primary active component of IVIG products. Polyclonal antibodies are proteins that are used by the body's immune system to neutralize microbes, such as bacteria and viruses and prevent against infection and disease. Data review which has been published in peer reviewed journals indicates that the polyclonal antibodies present in RI-002 support its ability to prevent infections in immune-compromised patients. This data and other information about RI-002 or ADMA Biologics products can be found on the Company website at: www.admabiologics.com. RI-002 is protected by U.S. Patents: 9,107,906, 9,714,283, 9,815,886 and 9,969,793, the latter of which affords the Company patent exclusivity for the use of an immune globulin as a prevention and/or treatment for any type of respiratory infection.

About Primary Immune Deficiency Disease (PIDD)

PIDD is a class of inherited genetic disorders that causes an individual to have a deficient or absent immune system. According to the World Health Organization, there are approximately 350 different genetic mutations encompassing PIDD. Some disorders present at birth or in early childhood, the disorders can affect anyone regardless of age or gender. Some affect a single part of the immune system, others may affect one or more components of the system. PIDD patients are vulnerable to infections and more likely to suffer complications from these infections as compared to individuals with a normal functioning immune system. The infections may occur in any part of the body. As patients suffering from PIDD lack a properly functioning immune system, they typically receive monthly treatment with polyclonal immune globulin products. Without this exogenous antibody replacement, these patients would remain vulnerable to persistent and chronic infections. PIDD has an estimated prevalence of 1:1,200 in the United States, or approximately 250,000 people in the U.S.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. ("we“, “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," “project,” "intend," “forecast,” "target,” ”anticipate,” “plan,” “planning,” “expect,” “believe,” “will," “is likely,” “will likely,” “should,” “could,” "would," "may," or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements concerning our plans to develop, manufacture, market, launch and expand our own commercial infrastructure and commercialize our current products and future products, the safety, efficacy and expected timing of, and our ability to, obtain and maintain regulatory approvals of our current products and product candidates, and the labeling or nature of any such approvals, the success of our work with our third party vendors and the U.S. Food and Drug Administration (the “FDA”) in furtherance of and progress towards an approval of our Biologics License Application for specialty plasma-based biologics and the ability of such third parties to respond adequately or in a timely manner to the issues raised by the FDA, our ability to successfully pursue commercialization and prelaunch activities, the timeframe within which we may receive approval from the FDA for specialty plasma-based biologics, if at all, the potential of our specialty plasma-based biologics to provide meaningful clinical improvement for patients living with Primary Immune Deficiency Disease or other indications, our ability to realize increased prices for plasma growth in the plasma collection industry and our expectations for future capital requirements and availability of future capital. Actual events or results may differ materially from those described in this document due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:

Brian Lenz

Executive Vice President and Chief Financial Officer |201-478-5552 | www.admabiologics.com

INVESTOR RELATIONS CONTACT:

Jeremy Feffer

Managing Director, LifeSci Advisors, LLC | 212-915-2568 |